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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Cohesion Technologies, Inc. 2001 Employee Stock Purchase Plan of our report dated July 24, 2001 (except for note 15, as to which the date is August 13, 2001) with respect to the consolidated financial statements of Cohesion Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2001, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Palo Alto, California
November 26, 2001